Exhibit 10.44

ECHOSTAR CORPORATION

NON-EMPLOYEE DIRECTOR STOCK OPTION AGREEMENT

This Option Agreement (“Agreement”) is entered into effective as of [Grant Date] (the “Grant Date”) by and between EchoStar Corporation, a Nevada corporation (the “Company”), and [Participant Name] (“Participant”).

RECITAL

WHEREAS, the Company, pursuant to its 2008 Non-employee Director Stock Option Plan (the “Plan”) desires to grant this stock option to Participant, and Participant desires to accept such stock option, each under the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Grant of Option

The Company hereby grants to Participant, as of the Grant Date, the right and option (hereinafter called the “Option”) to purchase all or any part of an aggregate of [Number of Shares Granted] shares of the Class A Common Stock of the Company, par value $0.001 per share (the “Common Shares”), at the price of $[Grant Price] per share (the “Option Price”), on the terms and conditions set forth in this Agreement, which price was equal to or greater than the fair market value of a Common Share on the Grant Date (or the last trading day prior to the Grant Date, if the Grant Date was not a trading day). The Option Price is subject to adjustment as provided in this Agreement and the Plan. The Option is intended to be a non-statutory stock option that does not qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended, and regulations thereunder (the “Code”).

2.                                      Duration and Exercisability

(a)           Subject to the terms and conditions set forth in this Agreement and the Plan, this Option shall vest on the Grant Date.

(b)           Except as permitted pursuant to the Plan, (i) during the lifetime of Participant, the Option shall be exercisable only by Participant or, if permissible under applicable law, by Participant’s guardian or legal representative, (ii) the Option shall not be assignable or transferable by Participant, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act, or the rules promulgated thereunder and (iii) the Option may not be sold, assigned, transferred or otherwise disposed of, or pledged, alienated, attached, hypothecated, or otherwise encumbered in any manner (whether by operation of law or otherwise), and will not be subject to execution, attachment or other process within six months after the Grant Date. Any sale, assignment, transfer, pledge, hypothecation or other disposition of this Option or any attempt to make any such levy of execution, attachment or other encumbrance will cause this Option to terminate immediately, unless the Board of Directors of the Company (the “Board”), the Executive Compensation  Committee of the Board (the “Committee”), or the General Counsel of the Company, in their sole and absolute discretion for any reason or no reason at any time and from time to time, specifically waive applicability of this provision.

(c)           This Option shall expire, to the extent not exercised, five (5) years after the Grant Date (the “Expiration Date”).  For example, with respect to the Option which becomes exercisable on the Grant

Date, any portion which has not been exercised on or before the date which is five years following the Grant Date, shall expire and be of no further force or effect on that date.

(d)           The Company assumes no responsibility for individual income taxes, penalties or interest related to the grant, exercise of the Option or any subsequent disposition of Common Shares pursuant to the Option. Participant should consult with Participant’s personal tax advisor regarding the tax ramifications, if any, which result from receipt or exercise of this Option, and subsequent disposition of Common Shares. If in the Company’s sole and absolute discretion for any reason or no reason at any time and from time to time, it is necessary or appropriate to collect federal, state or local taxes in connection with the exercise of any portion of this Option and/or any subsequent disposition of Common Shares, the Company shall be entitled to require the payment of such amounts as a condition to exercise.

(e)           In considering the exercise of this Option, Participant should use the same independent investment judgment that Participant would use in making other investments in corporate securities. Among other things, stock prices will fluctuate over any reasonable period of time and the price of the Common Shares may go down as well as up. No guarantees are made as to the future prospects of the Company or the Common Shares, or that any market for sale of the Common Shares will exist in the future. No representations are made by the Company except as may be contained in any active registration statement at the time of exercise of the Option, on file with the United States Securities and Exchange Commission relating to the  Plan.

3.                                      Effect of Termination of Director’s Status Before Exercise

(a)           In the event that Participant shall cease to be a director of the Company for any reason other than Participant’s disability (as such term is defined in Section 3(b) hereof), any portion of the Option then held by the Participant shall remain exercisable after the termination of his or her director’s status for a period of three months (but in no event beyond five years from the date of grant of the Option).

(b)           If Participant shall die while serving as a non-employee director of the Company or if Participant’s director status is terminated because Participant has become disabled (within the meaning of Code Section 22(e)(3)) while serving as a non-employee director of the Company, and Participant shall not have fully exercised the Option, such Option may be exercised at any time within twelve (12) months after Participant’s death or date of termination of his or her directorship for disability (but in no event beyond five years from the date of grant of the Option) by Participant, personal representatives or administrators, executor or guardians of Participant, as applicable, or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of shares Participant was entitled to purchase under the Option on the date of death, termination of directorship, if earlier, or date of termination for such disability and subject to the condition that no portion of the Option shall be exercisable after the expiration of the term of the Option.

4.                                      Manner of Exercise

(a)           The Option can be exercised only by Participant or other proper party, in whole Common Shares, by following, prior to the Expiration Date, the then current procedures implemented by the Company’s administrator for the Option (the “Administrator”), as such Administrator and procedures are designated by the Company from time to time, in its sole and absolute discretion. The instruction to exercise the Option must be made by the person entitled to exercise the Option and shall include, among other things, the number of Common Shares as to which the Option is being exercised, shall contain a representation and agreement as to the Participant’s investment intent with respect to the Common Shares in form satisfactory to the Company’s counsel (unless a Prospectus meeting applicable requirements of the Securities Act of 1933, as amended, is in effect for the Common Shares being purchased pursuant to exercise of this Option), and be accompanied by payment in full of the Option Price for all shares designated in the instruction.  All notices that need to be sent to the Company shall be addressed to it at its office at 100 Inverness Terrace East, Englewood, Colorado, 80112, Attn: Corporate Secretary, or to

such other address or person as the Company may notify Participant from time to time. All notices that need to be sent to Participant or other person or persons then entitled to exercise this Option shall be addressed to the Participant or such other person(s) at the Participant’s address specified below, or to such other address as Participant or such person(s) may notify the Company or its administrator for the Option from time to time.

(b)           Participant shall pay the Option Price in cash or by certified or bank cashier’s check.

(c)           Unless notified by the Company or the Administrator to the contrary, the Common Shares issuable on exercise of the Option shall be deemed issued on the date specified by the Company, within five (5) business days following the date that counsel for the Company determines that all requisite events to issuance of the Common Shares have been properly completed. The Company shall have no obligation to issue the Common Shares until it has confirmed to its satisfaction, that all events requisite for exercise have been accomplished. Any notice of exercise shall be void and of no effect if all requisite events have not been accomplished.

(d)           The certificate or certificates for the Common Shares, if any, as to which this Option shall be exercised may be registered only in the name of the Participant (or if the Participant so requests in the notice exercising this Option, jointly in the name of the Participant and with a member of the Participant’s family, with the right of survivorship, or in the event of the death of Participant, in the name of such survivor of the Participant as the person with the right to exercise shall designate).

5.                                      Protection of Confidential Information

Participant agrees to hold in a fiduciary capacity for the benefit of the Company all proprietary and confidential information, knowledge, ideas and data, including, without limitation, customer lists and the Company’s trade secrets, products, processes and programs (“Confidential Information”), relating in any way to the present or future business or activities of the Company for as long as such Confidential Information remains confidential. All such Confidential Information, together with all copies thereof and notes and other references thereto, shall remain the sole property of the Company. Participant acknowledges that all Confidential Information is essential to the Company’s present and future business and activities, and is therefore deemed trade secrets and is considered proprietary to, and treated as confidential by, the Company. This obligation of confidentiality is intended to supplement, and is not intended to supersede or limit, the obligations of confidentiality Participant has to the Company by agreement, law or otherwise.

6.                                      Miscellaneous

(a)           This Option is issued pursuant to the Plan and is subject to its terms. The terms of the Plan are available for inspection during normal business hours at the principal offices of the Company.  The Committee has final authority to decide, interpret, determine and calculate any and all aspects of the Plan in its sole and absolute discretion for any reason or no reason at any time and from time to time.

(b)           Participant shall have none of the rights of a shareholder with respect to shares subject to this Option until such shares shall have been issued to Participant upon exercise of this Option. Any Common Stock issued upon the exercise of this Option may not be sold or otherwise disposed of by the Participant within six months after the date of the grant of this Option.

(c)           The exercise of all or any parts of this Option shall only be effective at such time that the issuance and sale of Common Shares prior or pursuant to such exercise will not violate any state or federal securities or other laws.

(d)           If there shall be any change in the Common Shares of the Company through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure of the Company, and all or any portion of the Option shall then be exercised and not yet expired, then appropriate adjustments shall be made by the Company, as determined in the sole discretion of the Board, or the Committee at its discretion, in order to prevent dilution or enlargement of Participant’s rights under this Option. Such adjustments shall include, where appropriate, changes in the number of shares of Common Shares and the price per share subject to the outstanding Option. Notwithstanding the above, in no event shall action be taken which would modify the treatment of this Option under the Code without the agreement of the Company and the Participant. This Agreement shall inure to the benefit of the Company’s assigns and successors.

(e)           The Company shall at all times during the term of this Option reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement. The Company may suspend Participant’s right to exercise this Option and shall not deliver the Common Shares of the Company underlying the Option unless it is satisfied in its judgment that the issuance and sale of Common Shares will not violate any of the provisions of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any rules or regulations of the Securities and Exchange Commission promulgated thereunder, or the requirements of applicable state law relating to authorization, issuance or sale of securities, or until there has been compliance with the provisions of such acts or rules. Participant understands that the Company is under no obligation to register or qualify the Common Shares with the SEC, any state securities commission or any stock exchange to effect such compliance and that Participant will have no recourse to or claim against the Company if the Company determines pursuant to this Section 6(e) that it is unable to deliver the Common Shares upon exercise of this Option. Regardless of whether the offering and sale of the Common Shares have been registered under the Securities Act, or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Common Shares (including the placement of appropriate legends on certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the Exchange Act, the securities laws of any state or any other law.

(f)            The holder of this Option will not have any right to dividends or any other right of a shareholder with respect to the Common Shares subject to this Option until such Common Shares shall have been issued to the Participant, upon the exercise of this Option and the consummation of the purchase of such Common Shares (as evidenced by the records of the transfer agent of the Company).

(g)           Participant agrees to treat with confidentiality the existence, terms and conditions of this Option, and agrees that failure to do so may result in immediate termination of this Option.

(h)           The relationship between the parties including all disputes and claims, whether arising in contract, tort, or under statute, shall be governed by and construed in accordance with the laws of the State of Colorado without giving any effect to its conflict of law provisions. Any and all disputes arising out of, or in connection with, the interpretation, performance or the nonperformance of this Agreement or any and all disputes arising out of, or in connection with, transactions in any way related to this Agreement and/or the relationship between the parties (including but not limited to the termination of this Agreement, Participant’s service as a director, and Participant’s rights with respect thereto or disputes under rights granted pursuant to statutes or common law, including those in the state in which Participant is located) shall be litigated solely and exclusively before the United States District Court for the District of Colorado. Participant and Company each consent to the in personam jurisdiction of said court for the purposes of any such litigation, and waive, fully and completely, any right to dismiss and/or transfer any action pursuant to 28 U.S.C.S. 1404 or 1406 (or any successor statute). In the event the United States District Court for the District of Colorado does not have subject matter jurisdiction of said matter, then such matter shall be litigated solely and exclusively before the appropriate state court of competent jurisdiction located in Arapahoe County, State of Colorado.

(i)            This Agreement sets forth the entire, final and complete understanding between the parties hereto relevant to the subject matter of this Agreement, and it supersedes and replaces all previous understandings or agreements, written, oral, or implied, relevant to the subject matter of this Agreement made or existing before the date of this Agreement.  Except as expressly provided by this Agreement, no waiver or modification of any terms or conditions of this Agreement shall be effective unless in writing and signed by both parties.  The failure of any party to insist upon strict performance of any provision of this Agreement shall not be construed as a waiver of any subsequent breach of this same or similar nature.

Upon Participant’s acceptance of the terms and conditions set forth in this Option Agreement through the electronic grant process available through the Company’s administrator for this Option Agreement, this Option Agreement becomes effective between the parties as of the date first written above.

ECHOSTAR CORPORATION

PARTICIPANT — [Participant Name]

Accepted on [Acceptance Date]

STOCK OPTION BENEFICIARY INFORMATION

Explanation of Beneficiary Designation

The 2008 Non-employee Director Stock Option Plan provides that although an option is exercisable during the optionee’s lifetime only by him or her, an option may be exercised after the death of any optionee (if it has not otherwise terminated or been exercised in full) by the person whom the optionee shall have designated as beneficiary or, if no designation has been made, by the person to whom the optionee’s rights shall have passed by Will or the laws of descent and distribution. (Note: An option is not otherwise assignable or transferable.)

The right to designate beneficiaries could provide certain advantages including avoidance of probate (and attendant costs) with respect to the option. Since the individual circumstances of each optionee differ, however, and since the Company cannot warrant the validity or effect of such a designation of beneficiary, it is recommended that you consult your personal tax advisor before making any decision, particularly if you propose to designate a trust as beneficiary.

If more than one beneficiary is named, the beneficiaries shall share equally in the rights unless otherwise stated above. Please designate a beneficiary or beneficiaries by following the procedures specified by the Company’s administrator for the Option, as such administrator and procedures are designated by the Company from time to time, in its sole discretion. Please note that your decision thereon will apply only to the Common Shares evidenced by the accompanying Option Agreement and only until you exercise the Option with respect to those Common Shares. It does not apply to any future option since a separate election is made with each option that may be granted; nor will it apply to any Common Shares as to which you exercise the Option. If you wish to change a beneficiary on the Option, please contact the Company’s administrator for the Option.

Unless otherwise expressly provided, if any designated beneficiary predeceases Participant, any rights shall pass equally to the remaining designated beneficiary(ies), if any, who survive the Participant, but if no designated beneficiary survives Participant, any rights shall pass to Participant’s estate. The designation herein is subject to all the terms and conditions of the Plan and all applicable laws, rules and regulations. In addition, the Company may require an indemnity and/or other assurances from the beneficiary(ies) or successor(s) in connection with the exercise of any rights by such beneficiary(ies) or successor(s) under this Option.